UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 31, 2004

Table Trac, Inc.
(Exact name of registrant as specified in its Charter)

Nevada............................. 0-288383 .................................88-036568
(State of Incorporation)...... (Commission file number).........(IRS Employer Identification Number)

15612 Highway 7, STE 250,
Minnetonka, Minnesota 55345
(Address of principal executive office)

Registrant's telephone number (952) 548-8877

Item 4. Changes in Registrant's Certifying Accountants

"On March 8th, 2004, the Board of Directors of Table Trac Corporation, after a comprehensive review of proposals for audit services from several public accountants, determined to engage Carver Moquist & Associates, LLC as principal accountant of the Company for the year ending December 31, 2003. Callahan, Johnston & Associates, LLC's departure as our previous principal accountant was reported by the Company on a current report on Form 8-K dated October 31, 2003."

The Registrant Table Trac, Inc has authorized the former accountant Callahan, Johnston & Associates to respond fully to all inquiries by Carver Moquist & Associates, LLC .

Item 304 (a)(1)(i) The former accountants, Callahan, Johnston & Associates, LLC, resigned as the Registrant's certifying accountants because it was leaving the business of auditing public companies.

Item 304 (a)(1)(ii) The former accountant's report on the financial statements for either of the past two years did not contain an adverse opinion or a disclaimer of opinion; was not qualified or modified as to uncertainty, audit scope, or accounting principles.

Item 304 (a)(1)(iii) The decision to retain the new accountant was approved by the Board of Directors.

Item 304 (a)(1)(iv) During the Registrant's two most recent fiscal years and any subsequent interim period preceding the change of the accountant there were not any disagreements with the former accountant on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed by the Chief Executive Officer.

Table Trac, Inc. ______/s/_Chad B. Hoehne_______________
Chad B. Hoehne, Chief Executive Officer